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                                                                  EXHIBIT 10.14


                       LICENSE AND DISTRIBUTION AGREEMENT

      This Sponsorship Agreement (this "AGREEMENT") is effective as of March 29, 2001 (the "EFFECTIVE DATE") by and between ConnectivHealth, a Delaware corporation d/b/a Sexhealth.com, with its principal place of business at 29 W. 57 St., 9th floor, New York, N.Y. 10019 ("SH"), and drkoop.com, Inc., a Delaware corporation with its principal place of business at 225 Arizona Avenue, Suite 250, Santa Monica, California 90401 ("DKC").

                                   WITNESSETH

      WHEREAS, SH operates an Internet site with a home page located at the URL www.sexhealth.com (or any successor thereto) (the "SH SITE") which provides users access to certain sexual health information and the opportunity purchase sexual health products;

      WHEREAS, DKC develops, markets, provides and maintains an integrated network of Internet-enabled, consumer-oriented healthcare content, software applications and services for the purpose of educating consumers and healthcare professionals on wellness and disease management topics through the DKC Network (as defined below); and

      WHEREAS, SH and DKC desire to work together to develop a co-branded center on the DKC Network that will provide content, display sponsorships, advertisements and offer products for sale on the SH Site as further described herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants and conditions herein set forth, SH and DKC hereby agree as follows:

1.    DEFINITIONS.

      1.1 "CO-BRANDED CENTER" shall have meaning set forth in Section 2.2.1 herein.

      1.2 "CONTENT" shall mean text, images, video, audio (including, without limitation, music used in time relation with text, images or video), and other data, products, services, advertisements, promotions, links, pointers, technology, functions, tools and software.

      1.3 "DKC AFFILIATE" shall mean any current or future entity: (a) whose web site is affiliated with the DKC Site (including without limitation any customized, co-branded, mirrored, or private-label sites); (b) which is managed, maintained or owned by DKC or its employees or agents; (c) which is a community partner of DKC; or (d) to which DKC licenses DKC Content; and shall include but not be limited to the Internet, television and print media.

      1.4 "DKC BRANDING" shall mean all trademarks, service marks, trade names, logos, links, navigation and other indicators of origin owned by DKC and used in the DKC Site.

      1.5 "DKC CONTENT" shall mean the Content owned or licensed by DKC for use on the DKC Network.

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      1.6 "DKC NETWORK" shall mean the current and future: (a) DKC Site; (b)
Internet sites of any DKC Affiliates; and (c) any other product or service (including but not limited to e-mail, electronic newsletter or similar distribution methods) owned, operated, distributed, or authorized to be distributed by or through DKC or any DKC Affiliates.

      1.7 "DKC USER" means a person who is authorized to access the DKC Network.

      1.8 "DKC SITE" shall mean the Internet sites with home pages located at the URL www.drkoop.com and www.drDrew.com and any replacement or successor thereto.

      1.9 "SH BRANDING" means all trademarks, service marks, logos, links, navigation and other indicators of origin used by SH in the SH Site, including without limitation all trademarks, trade dress, service marks and logos of all entities whose products are marketed and sold through the SH Site, but not including the DKC Branding.

      1.10 "SH CONTENT" shall mean the Content owned or licensed by SH for use on the SH Site.


2.    LICENSE GRANTS; OBLIGATIONS AND DELIVERABLES

      2.1   LICENSE GRANTS.

            2.1.1 TO DKC. Subject to the terms and conditions of this Agreement,
                  SH hereby grants to DKC, a worldwide, non-exclusive, non-transferable, fully paid right and license to (a) use, transmit, display and otherwise distribute the SH Branding, subject to SH's quality control measures which shall be consistent with the manner in which SH uses the SH Branding on the SH Site, solely (i) for the purposes of creating and maintaining the Co-Branded Center, (ii) promote and market the SH Content on the Co-Branded Center, and (iii) in conjunction with any additional services; and (b) use, integrate, exhibit, transmit, display, reproduce, redistribute, reformat, publicly and digitally display and publicly perform any SH Content (or any portion thereof) provided by SH to DKC solely on the Co-Branded Center. DKC shall not modify any of the SH Branding in any way, including, but not limited to graphics size, without the prior written consent of SH.



            2.1.2 TO SH. Subject to the terms and conditions of this Agreement,
                  DKC hereby grants to SH a worldwide, non-exclusive, non-transferable right and license to use the DKC Branding, subject to DKC's quality control measures which shall be consistent with the manner in which DKC uses the DKC Branding on the DKC Site, on the SH Site, as expressly permitted herein solely to provide links to the Co-Branded Center.


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                  SH shall not modify any of the DKC Branding in any way,
                  including, but not limited to graphics size, without the prior written consent of DKC.

      2.2 DKC'S USE OF THE SH CONTENT. When displayed to a DKC User linking from the referring DKC Site, the SH Content shall be displayed on the Co-Branded Center in accordance with this Section 2.2. The parties agree that the SH Content used on the Co-Branded Center shall be oriented to the different demographics and user profile. SH shall update the SH Content to be displayed on the Co-Branded Center on a regular basis, but in no event shall such updates occur less frequently than on a monthly basis throughout the Term. Each article from the SH Content shall include a graphic logo built to DKC's specifications that will allow users of the Co-Branded Center to click on the logo and be transported to the SH Site. No DKC Content shall appear on the same pages of the Co-Branded Center as SH Content without the prior written consent of SH, which shall not be unreasonably withheld.

            2.2.1 DESIGN OF THE CO-BRANDED CENTER. As used herein, "CO-BRANDED
                  CENTER" shall mean the Internet site with a home page located at the URL www.drkoop.com/conditions/Sexual_Health (or any successor or replacement thereto), formatted in accordance with EXHIBIT A (subject to Section 2.9) consisting of web pages containing all of the reformatted sexual health-related SH Content available for a sexual health center (the "SEXUAL HEALTH CENTER") for the DKC Site. The Co-Branded Center shall be jointly developed by SH and DKC and shall (a) maintain the DKC "look and feel", and (b) include both DKC Branding and SH Branding. The parties provide that there shall be no links that divert user traffic away from the Co-Branded Center (other than links to the SH Site or the paid sponsor/advertiser sites).

            2.2.2 CONSTRUCTION; MAINTENANCE; HOSTING. DKC (a) shall construct, maintain and operate the Co-Branded Center; and (b) host (i) the Co-Branded Center. All content provided by SH will be displayed on the Co-Branded Center as headlines, blurbs and graphics all linking to the SH site.

            2.2.3 ADVERTISING. The Co-Branded Center may contain third party advertisements, at the sole discretion of DKC. Third party sponsorship placements will be mutually agreed upon by DKC and SH.

            2.2.4 AVAILABILITY. DKC shall use commercially reasonable efforts to have the Co-Branded Center accessible at all times; PROVIDED, HOWEVER, that DKC shall not be responsible for downtime or other problems caused by any public or third party private network, including the Internet or any communications carrier network.

      2.3 TO DKC BUTTON. All pages of the Co-Branded Center shall contain a button above the fold in the form of an 88 x 31 pixel DKC logo, as provided by DKC, which links to the home page of the referring DKC Site.


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      2.4   QUALITY STANDARDS AND MAINTENANCE. The parties acknowledge and agree that it is necessary for DKC to maintain uniform standards governing all facets of the DKC Site in order to provide users worldwide with high quality and consistent levels of service and to protect the reputation and goodwill associated with DKC and the DKC Site. Accordingly, SH agrees to maintain the level of quality of the portions of the SH Site which link to the Co-Branded Center at least at the level in place on the Effective Date.

      2.5 ONLINE TERMS AND CONDITIONS. SH hereby acknowledges and agrees that access by SH Users to the Co-Branded Center is subject to the terms and conditions of the DKC Online Service Agreement (as revised from time to time).

      2.6   USER REGISTRATION; USER DATA.

            2.6.1 REGISTRATION. Individual users of the Co-Branded Center shall have the opportunity to become registered DKC Users. Users will be afforded the opportunity to register with SH only from the SH site.

            2.6.2 COLLECTION AND USE OF USER DATA. DKC requests its users to provide personal information when they register for the DKC Site and/or sign up for certain services such as interactive tools, chat rooms and forums (the "USER Data"). To the extent SH has access to the User Data hereunder, SH agrees that it shall (a) only use the User Data in an ethical manner, and (b) treat the User Data (i) as Confidential Information (as hereinafter defined), and (ii) in a manner consistent with DKC's privacy policy (as revised from time to time).

      2.7 DELIVERY OF SH BRANDING. Within ten (10) business days after the Effective Date, SH shall deliver to DKC the SH Branding, including the HTML form of the SH navigation and the SH logo.

      2.8 ADDITIONAL SERVICES. Any additional services requested by SH shall be performed at DKC's sole discretion at DKC's then-current rates.

      2.9 REFORMATTING OF THE DKC SITE. DKC shall have the right to redesign or modify the organization, navigation, structure or "look and feel" of the DKC Site at any time without prior notice.

3.    FEES AND PAYMENTS

      3.1 FEES AND PAYMENTS. In consideration of the Licenses granted hereunder, the parties agree as follows:

            (a) SH shall spend amounts up to Seventy-Five Thousand Dollars ($75,000) for the external marketing costs associated with the Co-Branded Center provided that DKC provides internal marketing activities for the Co-Branded Center with an equivalent value and further provided that DKC


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                  provide documentation proving the marketing activities that it is engaged in and associated value; and

            (b) DKC will provide internal marketing efforts valued at up to $75,000 provided that SH expenses marketing activities with an equivalent value, and further provided that SH provide documentation proving the marketing activities that it is engaged in and associated value. DKC marketing efforts will include but, not be limited to, banner advertising on the DKC network, fixed link placement to the Sexual Health Center on the drkoop.com home page, drkoop.com newsletter placements and other opportunities as available to DKC.

      3.2 REVENUE SHARING. SH and DKC shall share all sponsorship revenue, as sold by SH, derived from the Co-Branded Center at a share rate of 50/50. Any revenue derived by the SH Site, where such revenue is directly allocated to the referred DKC User, will be shared by SH and DKC at a rate of 75/25 respectively. SH and DKC shall share all sponsorship revenue, as sold by DKC, derived from the Co-Branded Center as a share rate of 25/75 respectively.

      3.3 ADDITIONAL SERVICES. All amounts due for additional services shall be paid no later than thirty (30) days after receipt of invoice therefor.

      3.4 LATE PAYMENTS. All amounts owed hereunder not paid when due and payable will bear interest from the date such amounts are due and payable at one and one-half percent (1.5%) per month.

4.    CONFIDENTIAL INFORMATION

      4.1 Either SH or DKC may disclose to the other (the "RECEIVING Party") certain technical or other business information that is not generally available to the public and that the disclosing party deems to be confidential and proprietary ("CONFIDENTIAL INFORMATION"). In the performance of this Section 4, each party shall use the standard of care it uses to protect its own Confidential Information, but in no event less than a reasonable standard of care.

      4.2 The Receiving Party agrees to use Confidential Information solely in conjunction with its performance under this Agreement and not to disclose or otherwise use such information in any fashion. The Receiving Party, however, will not be required to keep confidential such Confidential Information to the extent that (i) becomes generally available without fault on its part; (ii) is already rightfully in the Receiving Party's possession without restriction prior to its receipt from the disclosing party; (iii) is independently developed by the Receiving Party; (iv) is disclosed by third parties without similar restrictions; (v) is rightfully obtained by the Receiving Party from third parties without restriction; or (vi) is otherwise required by law or judicial process.

      4.3 Unless required by law or to assert its rights under this Agreement, and except for disclosure on a "need to know basis" to its own employees, and its legal,


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            investment and financial advisers and other professional advisers on a confidential basis, each party agrees not to disclose the terms of this Agreement or matters related thereto without the prior written consent of the other party.

      4.4 This Section 4 shall survive for a period of three (3) years beyond any expiration or termination of this Agreement, PROVIDED that this
            Section 4 shall survive indefinitely with respect to Confidential Information consisting of User Data.

5.    REPRESENTATIONS AND WARRANTIES

      5.1 DKC. DKC represents and warrants that: (a) it is the owner of the DKC Branding and the DKC Content and/or has the right to grant the rights hereunder; (b) its entry into this Agreement does not violate any agreement with any other party, (c) its performance under this Agreement will conform to applicable U.S. laws and government rules and regulations; and (d) the use or display of the DKC Branding or the DKC Content as contemplated by this Agreement does not and will not (i) violate any applicable laws or (ii) infringe any rights of third parties, including, but not limited to, intellectual property, privacy or publicity rights.

      5.2 SH. SH represents and warrants that: (a) it is the owner of the SH Branding and SH Content and/or has the right to grant the rights hereunder; (b) its entry into this Agreement does not violate any agreement with any other party; (c) its performance under this Agreement will conform to applicable U.S. laws and government rules and regulations; (d) the use or display of the SH Branding and SH Content as contemplated by this Agreement does not and will not (i) violate any applicable laws or (ii) infringe any rights of third parties, including but not limited to intellectual property, privacy or publicity rights; (e) it holds the necessary rights to sell the products, if any, available on the SH Site; and (f) that the sale of the products, if any, by SH on the SH Site will not (i) violate any laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade dress, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or publicity rights, moral or otherwise, or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity; or (ii) contain any material that is: unlawful, harmful, fraudulent, threatening, abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically, or otherwise objectionable, including, without limitation, any material that supports, promotes or otherwise encourages wrongful conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state or national laws.

6.    OWNERSHIP OF INTELLECTUAL PROPERTY

      6.1 DKC. The DKC Branding and all materials used by DKC in connection the DKC Site and the DKC Content are proprietary to DKC or its suppliers, and are protected by law, including but not limited to United States copyright, trade secret and trademark law. The DKC Content is copyright -c- 1998-2001 (or later year)


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            drkoop.com, Inc. and/or its suppliers. SH acknowledges and agrees that (a) DKC shall own all right, title and interest in and to the DKC "look and feel", (b) SH's use of the DKC Branding will not create in it, nor will it represent that it has, any right, title or interest in or to any DKC Branding or DKC Content other than the license expressly granted herein, and (c) SH will not contest or intentionally impair DKC's intellectual property rights.

      6.2 SH. The SH Branding and the SH Content are proprietary to SH or its suppliers, and are protected by law, including but not limited to United States copyright, trade secret and trademark law. The SH Content is copyright -c- -2001 (or later year) SexHealth, Inc. and/or its suppliers. DKC acknowledges and agrees that (a) SH shall own all right, title and interest in and to the SH "look and feel",
            (b) DKC's use of the SH Branding will not create in it, nor will it represent that it has, any right, title or interest in or to any SH Branding or SH Content other than the license expressly granted herein, and (c) DKC will not contest or intentionally impair SH's intellectual property rights.

      6.3 RESERVATION OF RIGHTS. All rights that are not specifically granted herein are reserved.

7.    LIMITATION OF LIABILITY; DISCLAIMER

      7.1 EXCEPT FOR EITHER PARTY'S LIABILITY FOR THIRD PARTY CLAIMS AS SPECIFIED IN SECTION 11 OR ANY PARTY'S BREACH OF SECTION 4, IN NO EVENT SHALL EITHER DKC OR SH BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY NATURE, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF ANY PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR ANY OTHER THEORY OF LIABILITY.

      7.2 EXCEPT AS SET FORTH IN SECTION 5, DKC AND SH MAKE NO, AND EACH PARTY ACKNOWLEDGES THAT EACH PARTY HAS NOT MADE ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.    TERM AND TERMINATION

      8.1 TERM. This Agreement shall be effective on the Effective Date, and continue in force for one (1) year after the Effective Date, unless earlier terminated as provided herein (the "TERM").

      8.2 TERMINATION FOR CAUSE. Either party will have the right to immediately terminate this Agreement if the other party is in breach of any material obligation herein,


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            and such breach is incapable of being cured (or, if such breach is capable of cure, such breach is not cured within thirty (30) days (or fourteen (14) days with respect to any default in any payment obligation)) after receipt of written notice of such breach from the non-breaching party or within such additional cure period as the non-breaching party may authorize.

      8.3 TERMINATION FOR INSOLVENCY. Either party shall have the right to immediately terminate this Agreement upon written notice in the event that the other party (a) voluntarily or involuntarily becomes the subject of a petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors or (b) admits in writing its inability to pay its debts as they become due.

      8.4 TERMINATION FOR CONVENIENCE. DKC shall have the right to terminate this Agreement by providing thirty (30) days prior written notice to SH.

      8.5 TERMINATION FOR TOBACCO AFFILIATION. SH shall promptly notify DKC prior to commencing any activities relating to a Tobacco Industry Affiliation (as defined below). After receiving such notice or learning of any such Tobacco Industry Affiliation, DKC may terminate this Agreement at any time upon written notice without liability of any kind; PROVIDED, HOWEVER, that in the event of any inadvertent breach of this provision by SH, SH shall have ten (10) business days to remedy any such breach. For purposes of this Agreement, "TOBACCO INDUSTRY AFFILIATION" shall mean being an entity, or being under the control of an entity, which engages in the manufacture or wholesale distribution of tobacco or tobacco products.

      8.6 COMPLIANCE WITH LAWS. If at any point during the Term, either party's performance under this Agreement conflicts with any material law or regulation, the parties may suspend performance under this Agreement and negotiate in good faith to amend this Agreement so that each party's performance hereunder complies with the laws and regulations. If after thirty (30) days, the parties are unable to agree on a mutually acceptable amendment, either party may immediately terminate this Agreement upon written notice to the other party.

      8.7 CONSEQUENCES OF TERMINATION/EXPIRATION. Upon the termination or expiration of this Agreement, (a) SH shall remove all DKC Branding from the SH Site and terminate all links from the SH Site to the Co-Branded Center, (b) DKC shall remove all SH Branding and SH Content from the Co-Branded Center, and (c) each party shall promptly return all Confidential Information, and other information, documents, manuals and other materials stored in any form or media (including but not limited to electronic copies) belonging to the other party, except as may be otherwise provided in this Agreement, and PROVIDED that each party may retain one (1) copy of the documents it received from the other party for archival purposes.


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      8.8   SURVIVAL. The rights, obligations and limitations under Sections 4,
            6, 7, 8.6, 9, 10, 11 and 12, and any payment obligations accrued pursuant to Section 3 but not paid prior to expiration or termination shall survive expiration or termination of this Agreement.

9.    FORCE MAJEURE

      Neither party will be liable for delay or default in the performance of its obligations under this Agreement (other than for non-payment) if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs. In the event of a force majeure event which lasts longer than thirty (30) days, the party not experiencing the force majeure event may terminate this Agreement upon prior written notice to the other party.

10.   ADVERTISING AND PROMOTION; PUBLICITY

      10.1 JOINT PROMOTION. Subject to Section 3.1 hereof, SH and DKC agree to promote and encourage DKC Users to visit the Co-Branded Center. DKC, at its sole discretion, may promote the Co-Branded Center by utilizing its resources, including but not limited to the following: e-mail distribution to DKC Users, advertisements on the DKC Site, Power Bar promotion, home page placement on the DKC Site and e-newsletter distribution. In addition, SH and DKC shall use external resources to be mutually agreed upon in writing by the parties, to promote and encourage DKC Users to visit the Co-Branded Center. SH, at its sole discretion, may promote and market the Co-Branded Center to the pharmaceutical and healthcare markets.

      10.2 PRESS RELEASE. Except as provided for herein, neither party hereto shall issue or permit the issuance of any press release or other public statement regarding this Agreement or the parties' relationship without prior coordination with and approval from the other party. DKC and SH shall issue an initial press release following the signing hereof, such release to be prepared as agreed to in writing by the parties.

      10.3 SH shall not have any right to use the name and/or likeness of Dr. C Everett Koop or Dr. Drew Pinsky or to make any statements, whether written or oral, which state or otherwise imply, directly or indirectly, any endorsement from or affiliation with Dr. Koop and Dr. Drew Pinsky in any manner whatsoever without the prior written consent of DKC which consent may be withheld in DKC's sole discretion.

11.   INDEMNIFICATION

      11.1 BY DKC. DKC agrees to defend, indemnify and hold SH and its officers, directors, agents and employees harmless from and against any and all third party claims, demands, liabilities, actions, judgments, and expenses, including reasonable attorneys' fees, arising out of or related to (a) any breach or alleged


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            breach of any of DKC's representations and warranties hereunder; or
            (b) any injury to any SH User caused by such User's use of or reliance on the DKC Content which is displayed on the Co-Branded Center; PROVIDED that (i) SH notifies DKC promptly in writing of any such claim, (ii) DKC has the sole control of the defense and all related settlement negotiations, and (iii) SH provides DKC with all reasonably necessary assistance, information and authority to perform the foregoing at DKC's expense.

      11.2 BY SH. SH agrees to defend, indemnify and hold DKC and its officers, directors, agents and employees harmless from and against any and all third party claims, demands, liabilities, actions, judgments, and expenses, including reasonable attorneys' fees, arising out of or related to: (a) any breach or alleged breach of any of SH's representations and warranties hereunder; and (b) any injury to any DKC User or SH User caused by such User's use of or reliance on the SH Content and the products and/or services, if any, sold on the SH Site; PROVIDED that (i) DKC notifies SH promptly in writing of any such claim, (ii) SH has the sole control of the defense and all related settlement negotiations, and (iii) DKC provides SH with all reasonably necessary assistance, information and authority to perform the foregoing at SH's expense.

12.   GENERAL TERMS AND CONDITIONS

      12.1 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or to incur any obligation or liability for, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture, co-ownership, co-authorship, or partnership between the parties or to impose any partnership obligation or liability upon either party.

      12.2 ASSIGNMENT. Neither party shall assign, sublicense or otherwise transfer (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement, without the prior written consent of the other party; PROVIDED, HOWEVER, that either party may assign this Agreement to an entity acquiring such party in a "change of control" (as defined below), so long as the acquiring entity is not a competitor of the other party, or an affiliate of any such competitor. Any attempted assignment, sublicense or transfer by a party in derogation hereof shall be null and void and the non-assigning party shall have the right to immediately terminate this Agreement pursuant to Section 8.2. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. As used herein, "CHANGE OF CONTROL" shall include a sale of all or substantially all of the assets of either party or any event (including, without limitation, a merger, sale, liquidation, transfer, encumbrance or other disposition) which results in a change of the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty (50%) of a class of voting equity of either party.


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      12.3  MODIFICATIONS. No change, amendment or modification of any provision of this Agreement or waiver of any of its terms will be valid unless set forth in writing and signed by DKC and SH.

      12.4 GOVERNING LAW; JURISDICTION. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of California. Each party irrevocably consents to the exclusive jurisdiction of any state or federal court for or within Los Angeles County, California over any action or proceeding arising out of or related to this Agreement, and waives any objection to venue or inconvenience of the forum in any such court.

      12.5 NO WAIVER. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather the same shall be and remain in full force and effect.

      12.6 NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing, will reference this Agreement, and shall be deemed to have been delivered and given (a) when delivered personally; (b) three (3) business days after having been sent by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; or (c) one (1) business day after deposit with a commercial overnight courier, with written verification of receipt. All communications will be sent to the addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 12.6.


            If to SH:                         If to DKC:
            --------                          ---------

            29 W. 57 St., 9th floor           225 Arizona Avenue, Suite 250
            New York, N.Y. 10019              Santa Monica, California 90401
            Attention: Chief Executive        Attention: Chief Financial
            Officer                           Officer
            Facsimile: (212) 527-2408         Facsimile: (310) 395-3800


      12.7 ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto and incorporated herein by reference constitute the entire agreement between the parties and supersede any and all prior agreements or understandings between the parties with respect to the subject matter hereof. Neither party shall be bound by, and each party specifically objects to, any term, condition or other provision or other condition which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other party in any purchase order, correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing.

      12.8 HEADINGS; SEVERABILITY. The headings used in this Agreement are for convenience only and are not to be construed to have legal significance. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

      12.9 NO SOLICITATION OR EMPLOYMENT. During the Term and for two (2) years after termination or expiration hereof, each of the parties agrees that it shall not solicit to employ or employ any then current employee of another party who was an employee of such other party at any time during the Term without the prior written consent of the employing party.

      12.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, all of which, taken together, shall constitute one and the same instrument.

                            [Signature Page Follows]

      IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed by duly authorized officers or representatives as of the Effective Date.

SH:  CONNECTIVHEALTH D/B/A                  DKC:  drkoop.com, Inc., a Delaware
SEXHEALTH, INC., a Delaware corporation             corporation


By:                                         By:
    -------------------------------------      ---------------------------------

Name:                                       Name:
      -----------------------------------        -------------------------------

Title:                                      Title:
       ----------------------------------         ------------------------------

                                    EXHIBIT A

                               WRAP SPECIFICATIONS

                      Anatomy of a Co-Branded Center Page:


---------------------------------

---------------------------------
  Top Banner

---------------------------------

Left side
Navigation    Main content area









----------------------------------
  Bottom Navigation

----------------------------------


The following elements will not change in a wrap:

  o     The Left Side Navigation
  o     The Main Content Area

The following elements can be changed via a wrap:

  o     The Top Banner Section
  o     The Bottom Navigation Section

TOP BANNER

DKC will replace the top banner section of pages of the Co-Branded Center with items that will reflect the SH Branding, including, but not limited to graphics, navigational elements and text. The top banner shall be no wider than 604 pixels and no higher than 150 pixels.

BOTTOM NAVIGATION

DKC will also replace the bottom navigation with graphical, navigation and text elements to further enhance the SH Branding. The bottom navigation shall be no wider than 604 pixels and this section should work well with our 604 pixel page width and no higher than 150 pixels in height.

BASIC RULES

All pages of the Co-Branded Center will be no wider than 604 pixels. All colors (both graphical and HTML) used must conform to the browser-safe color palette. All wraps must use HTML that will function in IE3+ and NS3+ browsers. DKC will test the wraps in said browsers to insure compatibility. JavaScripting, DHTML and CSS are not allowed.

DOCUMENT WEIGHT

The total document weight (graphics plus HTML) of the two wrap elements should not exceed 30K in size.



                                      A-2